UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 19, 2022

Transcontinental Realty Investors, Inc.
(Exact name of registrant as specified in its charter)

Nevada		001-09240		94-6565852
(State or other jurisdiction of Incorporation or organization)		(Commission File Number)		(IRS Employer Identification Number)

1603 LBJ Freeway,	Suite 800	Dallas	TX	75234
(Address of principal executive offices)				(Zip Code)
(469) 522-4200
Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 230.425)
 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))
 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.413e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TCI	NYSE
Indicate by check mark whether teh Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((17 CFR 230.405 of or Rule 12b-2 of the Securities Act of 1934 (17 CFR 230.405):
☐  Emerging growth company
If an emerging growth company indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01. Other Events

Transcontinental Realty Investors, Inc. (“Company”) through its wholly-owned subsidiary, Southern Properties Capital, LTD (“SPC”), has a joint venture with a subsidiary of the Macquarie Group, named Victory Abode Apartments LLC (“VAA”).
On June 17, 2022, VAA and SPC entered into an agreement (“PSA”) to sell the 45 properties held by VAA and one property held by SPC (collectively referred to as the “Sale Portfolio”) to two private equity funds (collectively, the “Buyer”). This transaction was completed on September 16, 2022.
SPC has issues of debentures outstanding and listed on the Tel Aviv Stock Exchange (“TASE”) and is accordingly subject to the rules of the TASE and the Israeli Securities Authority. In satisfaction of those requirements, on September 18, 2022, SPC issued an “immediate report,” a copy of the English version of which is attached as an exhibit to this Report that provides additional information on the completion of the transaction.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this Report:

Exhibit No.	Description
99.5*	TASE Immediate Report	September 18, 2022
_________________________
* Furnished herewith

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSCONTINENTAL REALTY INVESTORS, INC.

Dated: August 12, 2022	By:	/s/ ERIK L. JOHNSON
Erik L. Johnson
Executive Vice President and Chief Financial Officer
(Principal Executive and Financial Officer)